UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2018

__________________________________________

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
__________________________________________

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.   Entry into a Material Definitive Agreement.

Second Amendment to Bridge Loan Credit Agreement

On September 7, 2018, Westmoreland Coal Company (the “Company”) executed an amendment (the “Second Amendment”) to its existing Terms of Bridge Loans, dated May 21, 2018, among the Company, Prairie Mines & Royalty ULC, Westmoreland San Juan, LLC, certain subsidiaries of the Company, as guarantors, the lenders party thereto and Wilmington Savings Fund Society, FSB as administrative agent (the “Bridge Loan Credit Agreement”). The Second Amendment adjusted certain provisions of the Bridge Loan Credit Agreement in order to permit the Company to enter into a lease agreement with Komatsu Financial Limited Partnership with respect to a capital lease at the Company’s Coal Valley facility.
The above description of the Second Amendment is qualified in its entirety by reference to the terms of the Second Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Second Amendment to Bridge Loan Credit Agreement, dated as of September 7, 2018, by and among Westmoreland Coal Company, Prairie Mines & Royalty ULC, Westmoreland San Juan, LLC, certain subsidiaries of Westmoreland Coal Company, as guarantors, the lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: September 11, 2018	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Chief Legal Officer, Chief Administrative Officer and Secretary